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                                                         Morgan Stanley Dean Witter Closed End Funds
                                               17a-7 (Portfolio Trades Executed with Other Affiliate Funds)
                                                   For the Period of January 1, 2000 through December 31, 2000


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Transaction                           Shares/   Local
Date       Security       Par     Price Cur  US $ Value   Seller    Purchaser

MSDW ASIA PACIFIC FUND

04/27/00   Gigamedia  2,00028.00  USD  $56,000MSDW Asia Pacific Fund   MSDW SICAV Emerging Markets Portfolio
04/27/00   ASE Test   20028.50  USD  $5,700MSDW Asian Growth Fund Singapore Dollar   MSDW Asia Pacific Fund
04/27/00   ASE Test   50028.50  USD   $14,250MSDWUF Asian Equity Portfolio  MSDW Asia Pacific Fund
04/27/00   ASE Test   2,70028.50  USD $76,950MSDWIF Asian Equity Portfolio MSDW Asia Pacific Fund
04/27/00   ASE Test   3,70028.50  USD $105,450VK Asian Growth Fund  MSDW Asia Pacific Fund
05/05/00   Macquairie Corp.Telecom 123,400 2.05 AUD $150,163MSDW Asia Pacific Fund, Inc. Pacific Mutual Magnum
05/05/00   Macquairie Corp. Telecom 6,400 2.05  AUD $7,788MSDW Asia Pacific Fund, Inc. Ronald Family Trust A
05/05/00   Macquairie Corp. Telecom 1,700 2.05  AUD $2,069MSDW Asia Pacific Fund, Inc.  VK International Magnum

MSDW GLOBAL OPPORTUNITY BOND FUND

12/27/00   Tjiwi Kim-Global 60,00078.00  IO $46,800MSDW Global Opportunity Bond Fund, Inc.  Industriens Pension Forsikring
12/27/00   Occidente Y Caribe Step Bo  40,00075.00  CO $30,000MSDW Global Opportunity Bond Fund, Inc.  Stichting Pension Funds
12/27/00   Gov't of Venezuela 75,00070.00  VE $52,500MSDW Global Opportunity Bond Fund, Inc.  Stichting Pension Funds
12/27/00   Republic of Columbia 75,00086.40  CO $64,800MSDW Global Opportunity Bond Fund, Inc.  Stichting Pension Funds
12/27/00   Idah Kiat Ingl Ser B 35,00069.50  IO $24,325MSDW Global Opportunity Bond Fund, Inc.  Industriens Pension Forsikring
12/27/00   Republic of Argentina 20,00090.50  AR $18,100MSDW Global Opportunity Bond Fund, Inc.  MSDWIF Emerging Markets Debt
12/27/00   Republic of Argentina 60,00082.25  AR  $49,350MSDW Global Opportunity Bond Fund, Inc.  UIF Emerging Markets Debt
12/27/00   Argentina-Global BD Ser Bg 20,00089.50  AR $17,900MSDW Global Opportunity Bond Fund, Inc.  MSDWIF Emerging Markets Debt

MSDW EMERGING MARKETS DEBT FUND

12/20/00   Netia Holding Ser B 200,00078.00  NF $156,000MSDW Emerging Markets Debt Fund, Inc.   Stichting Pension Funds
12/20/00   Tjiwi Kim-Global 500,00076.75  IO $383,750MSDW Emerging Markets Debt Fund, Inc.   Stichting Pension Funds
12/27/00   Republic of Columbia 315,00086.40  CO $272,160MSDW Emerging Markets Debt Fund, Inc.   Stichting Pension Funds

AR - Argentina Peso
CO - Colombian Pesos
IO - Indonesia Rupiah
NF - Netherlands - Antilles Guilder
VE - Venezuela Bolivar

*  All transactions were completed in accordance with Rule 17a-7 and Board-approved Rule 17a-7 procedures.


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